                                                                         DRAFT
                                                                         WSP&R
                                                                        1/10/96






                           PACIFIC TELECOM, INC.

                             U.S. $200,000,000
                        Medium-Term Notes, Series C

                          Due Nine Months or More
                             From Date of Issue

                          Selling Agency Agreement
                          ------------------------


                            Dated [_____], 1996



Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.,
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
World Financial Center, North Tower
New York, New York 10281


Ladies and Gentlemen:

          Pacific Telecom, Inc., a Washington corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to U.S. $200,000,000 (or the equivalent thereof in other currencies) aggregate principal amount of its

Medium-Term Notes, Series C (the "Notes"). The Notes will be offered at varying maturities of nine months or more from their dates of issue. The Notes will be issued under an Indenture dated as of September 20, 1991, as amended and supplemented, between The First National Bank of Chicago, as trustee (the "Trustee"), and the Company (the "Indenture"). The Notes will be issued in minimum denominations of U.S. $1,000 and in denominations exceeding such amount by integral multiples of U.S. $1,000, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus (as defined in Section 1(i) hereof). The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a) hereof, the Medium-Term Notes Administrative Procedures attached as Exhibit A hereto (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. If the Company determines that it shall offer Notes denominated in a foreign currency or currency unit, the Company and you agree that an amendment to the Procedures (which shall be substantially in the form of Exhibit B hereto) shall be entered into that shall contain modifications mutually acceptable to the Company and you. For the purposes of this Agreement, the term "Agent" shall mean any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) hereof and not as principal (collectively, the "Agents"), the term "Purchaser" shall mean any one of you acting solely as principal pursuant to Section 2(b) hereof and not as agent, and the term "you" shall mean you collectively whether or not at any time any of you is acting in both such capacities or in either such capacity.

          Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (i) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 33-[_____]), including a prospectus, which has become effective, for the registration under the Act of U.S. $200,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 and complies in all other material respects with Rule 415. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b), a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) further amendments or supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or describing the offering thereof (each such amendment or supplement, a "Pricing Supplement").

          (b) On the Effective Date, as of the Execution Time, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined in Section 2(b) hereof) and at the date of delivery by the Company to you of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture did, does and will, as the case may be, comply in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, did not, does not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement that shall constitute the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles affecting the availability of remedies, and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles affecting the availability of remedies.

          (d) The financial statements included or incorporated by reference in the Prospectus present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Prospectus; and Deloitte & Touche LLP, who examined the audited financial statements, are independent public accountants as required by the Act and the rules thereunder.


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          (e) Except as reflected in, or contemplated by, the Registration
     Statement and the Prospectus, as they may be amended or supplemented, since the respective most recent dates as of which information is given in the Registration Statement and the Prospectus, as so amended or supplemented, there has not been any material adverse change in the business, affairs, business prospects, property or financial condition of the Company, whether or not arising in the ordinary course of business, and since such dates there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Prospectus, as so amended or supplemented, and transactions in the ordinary course of business; and the Company has no material contingent obligation that is not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented.

          (f) The Company is not in violation of its Restated Articles of Incorporation, as amended, or Bylaws, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it may be bound, the effect of which, singly or in the aggregate, is material to the Company, and neither the execution or delivery of this Agreement or any Terms Agreement, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof, nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of, or constitute a default under
     (i) such Restated Articles of Incorporation or Bylaws, or any contract, agreement or other instrument to which the Company is a party or by which it may be bound or (ii) any order, rule or regulation applicable to the Company of any court or any federal or state governmental body having jurisdiction over the Company or over its properties, the effect of which, singly or in the aggregate, is material to the Company.

          (g) This Agreement has been, and any Terms Agreement will be, duly authorized, executed and delivered by the Company and this Agreement is, and any such Terms Agreement will be, a legal, valid and binding agreement of the Company enforceable against the Company, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles affecting the availability of remedies and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained herein.

          (h) The statements made in the Prospectus within the coverage of Rule 175(b) under the Act were made by the Company with a reasonable basis and in good faith.

          (i) The terms that follow, when used in this Agreement, shall have the meanings indicated: "Effective Date" shall mean, at any time, the later of (i) the date that the Registration Statement or any post-effective amendment or amendments thereto became or become effective (the "Initial Effective Date") and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year was or is filed with the Commission under the Exchange Act, in each case at such time; "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the Company and the Agents; "Basic Prospectus" shall mean the form of prospectus relating to the Securities contained in the Registration Statement at the Effective Date; "Prospectus" shall mean the Basic Prospectus as amended or supplemented, including by the Prospectus Supplement or any Pricing Supplement; "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including exhibits and financial statements thereto, as amended at the Execution Time; and "Rule 415" and "Rule 424(b)" shall mean such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus; and any reference herein to the terms "amend," "amended," "amendment" or "supplement" or "supplemented" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after, in the case of the Registration Statement, the Initial Effective Date and, in the case of the Prospectus, the issue date thereof and deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act (together with such documents filed on or before the Effective Date or issue date, as the case may be, "Incorporated Documents").

          Section 2. Solicitations as Agent; Purchases as Principal.

          (a) Appointment of Agents; Solicitation by the Agents of Offers to Purchase. Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any amendment or supplement thereto) and in the Procedures. In soliciting offers as agents, each Agent is acting individually, and not jointly, solely as agent of the Company and not as principal. Each Agent shall use its reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b) hereof, under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes for its own account as Purchaser pursuant to Section 2(b) hereof or otherwise.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of such Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section 2(a) and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent of the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer and sell Notes otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect, (i) the Company shall not solicit offers to purchase Notes through any agent without (A) amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and (B) giving the Agents prior notice of such appointment and (ii) the Company may accept any offer to purchase Notes through any agent other than an Agent, provided that (A) the Company shall not have solicited such offer, (B) the Company and such agent shall have entered into an agreement with respect to such purchase having terms and conditions (including, without limitation, any commissions with respect thereto) in substance identical to the terms and conditions that would apply to such purchase under this Agreement if such agent were an Agent hereunder, which may be effected by incorporating the terms and conditions of this Agreement by reference into such agreement in the form of Exhibit C hereto, and (C) the Company shall provide the Agents with notice of such offer to purchase, together with a copy of such agreement, promptly following the acceptance thereof.

          If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold each of you harmless against any loss, claim or damage arising from or as a result of such default.

          (b) Sales of Notes to a Purchaser. Subject to the terms and conditions stated herein, whenever the Company and one of you determines that the Company shall sell Notes directly to you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, if requested by such Agent, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which may be an oral agreement confirmed in writing (including facsimile transmission), so long as such oral agreement and written confirmation contain all the information, as applicable, specified in Exhibit D hereto) is herein referred to as a "Terms Agreement" and, if written (or if a written confirmation of any such oral agreement), shall be substantially in the form of Exhibit D hereto. The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth except as otherwise may be set forth therein.
Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificate from the Company and the letter from the Company's independent public accountants, pursuant to Sections 5(d), 5(e), 5(f) and 5(g), respectively, hereof. In connection with the resale of any Notes, the Purchaser thereof may utilize a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Such Terms Agreement shall also specify the period of time referred to in Section 4(l) hereof.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in such Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in such Terms Agreement. If a Terms Agreement does not contain such settlement details, the settlement details specified in the Procedures shall apply with the Purchaser filling the roles specified therein of the Agent and the beneficial owner.

          Section 3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          Section 4. Covenants of the Company. The Company covenants and agrees with you that:

          (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes purchased pursuant to a Terms Agreement), the Company will not file any amendment or supplement to the Registration Statement or the Prospectus (except for an amendment or supplement to the Basic Prospectus relating to an offering of Securities other than the Notes) unless the Company has furnished to Winthrop, Stimson, Putnam & Roberts ("Counsel for the Agents") a copy for review prior to filing and will not file any such proposed amendment or supplement to which any of you reasonably objects; the Company will cause each such amendment or supplement (other than any Incorporated Document) to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Counsel for the Agents of such filing; the Company will also furnish to Counsel for the Agents copies of all other material press releases or announcements to the general public relating to the financial affairs or condition of the Company; the Company will promptly advise Counsel for the Agents (i) when the Prospectus, and any amendment or supplement thereto, shall have been filed with the

     Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment or supplement to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     and the Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when in the opinion of Counsel for the Agents a prospectus relating to the Notes is required to be delivered under the Act and no suspension of solicitation of offers to purchase Notes from the Company pursuant to the third paragraph of Section 2(a) hereof or this Section 4(b) shall be in effect (any such time and any other time when either (i) any of you as Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (ii) an offer to purchase any of the Notes has been accepted by the Company but the Closing Date therefor has not occurred, a "Marketing Period"), any event occurs as a result of which the Prospectus as then amended and supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective rules and regulations thereunder, the Company promptly will (A) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (B) prepare and file with the Commission, subject to the first clause of
     Section 4(a) hereof, an amendment or supplement that will correct such statement or omission or effect such compliance and (C) supply any amended or supplemented Prospectus to each of you in such quantities as you may reasonably request; and, if such amendment or supplement, and the certificate, legal opinion and accountant's letter delivered to you pursuant to Sections 4(i), 4(j) and 4(k), respectively, hereof in connection with the filing of such amendment or supplement, are satisfactory in all respects to you and Counsel for the Agents, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, so long as delivery of a prospectus relating to the Notes may be required by the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and the Company will promptly notify each of you of any written notice given to the

     Company of any intended or potential decrease in any rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule
     15c3-1 under the Exchange Act) or of a possible change in any such rating that does not indicate the direction of the possible change.

          (d) As soon as practicable, the Company will make generally available to its security holders an earning statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (e) The Company will furnish to each of you and Counsel for the Agents, without charge, a signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Notes may be required by the Act, as many copies of the Prospectus, including all amendments and supplements thereto and all Incorporated Documents, as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

          (g) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement and the Prospectus (including all amendments and supplements thereto), the Indenture, this Agreement, such Terms Agreement and all other documents relating to the offering of the Notes, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with
     Section 4(f) hereof, the fees and disbursements of the Trustee, the fees and disbursements of the Calculation Agent (as defined in the Prospectus) and its counsel and the fees of any agencies that rate the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation any advertising expenses in respect of advertising determined to be appropriate by the Company and the Agents in accordance with the Procedures) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of Counsel for the Agents incurred in connection with this Agreement and the offering from time to time of the Notes.

          (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in the most recent certificate theretofore given to you pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the Closing Date for such Notes as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time); and each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of such Closing Date, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such Closing Date and of any other Securities to be issued and sold by the Company on or prior to such Closing Date, the aggregate amount of Securities (including any Notes) that have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

          (i) During each Marketing Period, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of Securities other than the Notes, (ii) the filing of a Pricing Supplement by the Company with the Commission under the Act or (iii) the filing of a Current Report on Form 8-K by the Company with the Commission under the Exchange Act that is filed solely (A) under Item 5 of Form 8-K and not required to be filed to comply with Section 4(b) hereof or (B) under Item 7 of Form 8-K for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K, unless in the case of clause (iii)(A) above, in the reasonable judgment of any of you or Counsel for the Agents, such information is of such a nature that a certificate of the Company should be delivered), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer, the Vice President, Treasurer or the Controller, dated the date of the effectiveness of or the date of the filing with the Commission of, as the case may be, such amendment or supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such effectiveness or filing.

          (j) During each Marketing Period, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of Securities other than the Notes, (ii) the filing of a Pricing Supplement by the Company with the Commission under the Act or (iii) the filing of a Current Report on Form 8-K by the Company with the Commission under the Exchange Act that is filed solely (A) under Item 5 of Form 8-K and not required to be filed to comply with Section 4(b) hereof or (B) under Item 7 of Form 8-K for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K, unless, in the case of this clause
     (iii), in the reasonable judgment of any of you, such information is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of Counsel for the Company (as defined in Section 5(d) hereof) satisfactory to each of you, dated the date of the effectiveness of or the date of the filing with the Commission of, as the case may be, such amendment or supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in paragraph (vii) of Section 5(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such effectiveness or filing or, in lieu of such opinion, Counsel for the Company may furnish each of you with a letter to the effect that you may rely on the last opinion furnished to you by Counsel for the Company to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such effectiveness or filing).

          (k) During each Marketing Period, each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial statements or other financial information (other than such financial information as of and for, and derived from, a fiscal quarter of the Company contained in a Current Report on Form 8-K filed by the Company with the Commission under the Exchange Act, provided that such financial information shall be included in a Quarterly Report on Form 10-Q for such fiscal quarter filed thereafter by the Company with the Commission under the Exchange Act, unless in the reasonable judgment of any of you or Counsel for the Agents, such information is of such a nature that a letter of Deloitte & Touche LLP should be furnished at the time such Form 8-K is so filed), the Company shall cause Deloitte & Touche LLP promptly to furnish each of you a letter, dated the date of the effectiveness of or the date of the filing of, as the case may be, such amendment or supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(g) hereof with such changes as may be necessary to reflect the amended and supplemental financial statements and other information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the time of such effectiveness of filing; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you or Counsel for the Agents, such letter should cover other information or changes in specified financial statement line items.

          (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company that have terms substantially similar to the Notes being sold pursuant to such Terms Agreement (other than such Notes).

          (m) The Company shall not use or authorize the use of any Prospectus containing the name of any Agent in connection with sales of Notes (i) made directly by the Company to any purchaser, unless such purchaser executes and delivers to the Company an acknowledgment substantially in the form of Exhibit E hereto, or (ii) through any agent of the Company other than an Agent, unless the name of such agent is contained in the Prospectus (including any Pricing Supplement); provided, however, that, subject to the fifth paragraph of Section 2(a) hereof, the foregoing shall not be deemed to prevent the distribution of the Prospectus by the Company to brokers or dealers registered under the Exchange Act who are not Agents or to institutional investors for the purpose of generating inquiries with respect to the Notes.

          Section 5. Conditions to the Obligations of the Agents and any Purchaser. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of each Purchaser to purchase any Notes as principal shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein on the Effective Date, as of the Execution Time, as of the date of any Terms Agreement, when any amendment or supplement to the Prospectus is filed with the Commission and as of each Closing Date (in each case with the same effect as if made at such time), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance and observance by the Company of its obligations hereunder and covenants and agreements herein contained and to the following additional conditions (other than, in the case of any such Terms Agreement, paragraph (h) of this Section 5):

          (a) If filing of the Prospectus, or any amendment or supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such amendment or supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Company shall have delivered to you a certificate of the Company signed by the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer, the Vice President, Treasurer or the Controller, dated the Execution Time, of evidence of qualification of the Company to transact business as a foreign corporation in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

          (b) None of you shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus contains an untrue statement of a fact that, in the opinion of Counsel for the Agents, is material or omits to state a fact that, in the opinion of Counsel for the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data), each such Terms Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Counsel for the Agents, and the Company shall have furnished to Counsel for the Agents all documents and information that it may reasonably request to enable them to pass upon such matters.

          (d) The Company shall have furnished to each of you the opinion of Stoel Rives LLP ("Counsel for the Company"), dated the Execution Time and, if specified in any such Terms Agreement, on the Closing Date therefor, in form and substance satisfactory to Counsel for the Agents, to the effect that:

               (i) the Company is a duly organized and validly existing corporation under the laws of the State of Washington;

               (ii) the Company has due corporate right and corporate authority to own its properties and to carry on the business in which it is engaged as described in the Prospectus;

               (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles affecting the availability of remedies;

               (iv) the Notes conform as to legal matters to the description thereof and the statements in regard thereto contained in the Registration Statement and the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof that will be described in Pricing Supplements);

               (v) the Notes have been duly authorized and, when issued in accordance with the Board Resolution (as defined in the Indenture) and when authenticated and delivered in accordance with the provisions of the Indenture and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles affecting the availability of remedies;

               (vi) to the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company or its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus other than those disclosed therein;

               (vii) the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed pursuant to Rule 424(b) (except in each case as to the financial statements and other financial and statistical data contained therein, upon which such opinion need not pass and except for Incorporated Documents), complied or complies, as the case may be, as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the respective rules and regulations thereunder; each Incorporated Document as originally filed pursuant to the Exchange Act (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; the Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no proceedings for a stop order with respect thereto are threatened or pending under
          Section 8 of the Act; and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass), at the time it was filed pursuant to Rule 424(b), at the Execution Time and, in the case of such Terms Agreement, at the Closing Date therefor, included or includes, as the case may be, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (viii) this Agreement and such Terms Agreement have been duly authorized, executed and delivered by the Company;

               (ix) no approval, authorization, consent or order of any governmental body is legally required for the authorization of the issuance and sale of the Notes by the Company pursuant to the terms of this Agreement, except such as may be required under the Act or under state or other securities or blue sky laws; and

               (x) the sale of all or any of the Notes herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement for borrowed money the terms of which are known to such counsel to which the Company is a party (except as to financial covenants contained in any such instruments and agreements, upon which such opinion need not pass).

          In rendering such opinion, Counsel for the Company may rely (A) as to matters involving the application of laws of the State of New York, upon the opinion of Counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this Section 5(d) include any amendment or supplement thereto at the date such opinion is rendered.

          (e) Each of you shall have received the opinion of Counsel for the Agents, dated the Execution Time and, if specified in any such Terms Agreement, the Closing Date therefor, as the case may be, with respect to the matters set forth in paragraphs (i), (iii), (iv), (v),
     (vii) (except as to Incorporated Documents) and (viii) of Section 5(d) hereof and other related matters as such of you may reasonably require, and the Company shall have furnished to Counsel for the Agents such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Agents may rely (A) as to matters involving the application of the laws of Washington upon the opinion of Counsel for the Company and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (f) The Company shall have furnished to each of you a certificate of the Company, signed by the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer, the Vice President, Treasurer or the Controller, dated the Execution Time and, if specified in any such Terms Agreement, the Closing Date therefor, stating that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects and, in the case of such Terms Agreement, with the same effect as if made on such Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of each of you to solicit offers to purchase the Notes or purchase the Notes, as the case may be;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) such signer of such certificate has examined the Registration Statement and the Prospectus (as they may then be amended and supplemented) and, to the best of such signer's knowledge, (A) the Registration Statement (as so amended and supplemented) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (as so amended and supplemented) does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) since the Effective Date there has not occurred any event required to be set forth in the Prospectus (as so amended and supplemented) that has not been so set forth.

          (g) Deloitte & Touche LLP shall have furnished to each of you a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time and, if specified in such Terms Agreement, the Closing Date therefor, in form and substance satisfactory to such of you, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective rules thereunder and stating in effect that:

               (i) in their opinion, the consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations thereunder;

               (ii) on the basis of a reading of the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, if any, and the latest available interim unaudited consolidated financial statements of the Company, if any, the performance of the procedures specified by the American Institute of Certified Public Accountants for a review of any such unaudited consolidated financial information as described in Statement on Auditing Standards No. 71, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the shareholders and the Company's Board of Directors through a specified date not more than five business days prior to the date of their letter, nothing came to their attention that caused them to believe that: (A) any material modification should be made to the unaudited consolidated financial statements included or incorporated by reference in the Prospectus, if any, for them to be in conformity with generally accepted accounting principles or any such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder; (B) for the period from the date of the latest audited financial statements included or incorporated by reference in the Prospectus to the date of the latest available financial statements of the Company, there were any decreases in operating revenues, net income applicable to common stock as compared with the comparable period of the preceding year; or (C) at the date of the latest available interim consolidated balance sheet read by them and at a subsequent date not more than five business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Prospectus, except in all instances for changes or decreases that the Registration Statement or the Prospectus discloses have occurred or may occur, or for changes or decreases that are described in such letter that are reasonably satisfactory to each of you; and

               (iii) if unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, on the basis of a reading of such unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the company acquired or to be acquired who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma financial statements, nothing came to their attention that caused them to believe that such pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that such pro forma adjustments have not been properly applied to such historical amounts in the compilation of such pro forma financial statements.

     Such letter would also cover such other matters as any of you shall reasonably request, including but not limited to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and any other information of an accounting, financial or statistical nature included therein.

     References to the Registration Statement and the Prospectus in this
     Section 6(g) include any amendment or supplement thereto at the date of such letter.

          (h) Subsequent to the execution of this Agreement, there shall not have occurred and be continuing any of the following: (i) the suspension of trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such Exchange, (ii) the declaration of a banking moratorium by either Federal or New York State authorities, (iii) the occurrence of any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents, impracticable to market the Notes,
     (iv) a decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined in Rule 15c3-1 under the Exchange Act), any written notice to the Company or any public announcement of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change or (v) the failure to provide the certificate, legal opinion or accountant's letter required pursuant to Sections 4(i), 4(j) and 4(k), respectively, hereof.

          (i) Prior to the Execution Time and the Closing Date for any such Terms

     Agreement, as the case may be, the Company shall have furnished to each of you such further information, documents, certificates and opinions of counsel as any of you may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement and, if applicable, such Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement, as the case may be, shall not be in all material respects reasonably satisfactory in form and substance to each of you and Counsel for the Agents, this Agreement and such Terms Agreement, as the case may be, and all of the obligations of each of you hereunder or thereunder, as the case may be, may be canceled at any time by such of you. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph promptly confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Winthrop, Stimson, Putnam & Roberts, Counsel for the Agents, at One Battery Park Plaza, New York, New York, or at such other location as may be agreed upon in writing by the Company and the Agents, at the Execution Time or the Closing Date for such Terms Agreement, as the case may be.

          Section 6. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including any of you and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, (a) any condition set forth in Section 5 hereof (other than paragraph (h) thereof) shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of the Purchaser or the Agent that presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (c) subsequent to the agreement to purchase such Note, there shall have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined in Rule 15c3-1 under the Exchange Act) or any written notice given to the Company or any public announcement of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change.

          Section 7. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls any of you within the meaning of
Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Notes (if used prior to the

     Effective Date), including all documents then incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, in the Incorporated Documents, in the Registration Statement or the Prospectus, or in the Registration Statement or the Prospectus as amended or supplemented
     (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any of you expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to either thereof) or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility on Form T-1 of the Trustee; provided, however, any such indemnity with respect to a Prospectus shall not inure to the benefit of any of you (or of any person controlling such of you) on account of any loss, claim, damage or expense arising from the sale of Notes to any person if any amendments or supplements to such Prospectus shall have been furnished to such of you on a timely basis and in such quantities to permit such of you to send or give to such person, and it shall be established that such of you shall have failed to send or give to such person, (i) with or prior to the written confirmation of such sale, a copy of such amendment or supplement, except the Incorporated Documents, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such loss, liability, claim, damage or expense was corrected in such amendment or supplement or (ii) with or prior to the delivery of such Notes to such person, a copy of such amendment or supplement that shall have been furnished subsequent to such written confirmation and prior to such delivery, except the Incorporated Documents, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such loss, liability, claim, damage or expense was corrected in such amendment or supplement;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
     (i) or (ii) above.

          (b) Each of you severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus relating to the Notes or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such of you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability on account to this indemnity agreement except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to such indemnified person otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the relevant offering of the Notes.
If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the relevant offering of the Notes (before deducting expenses) received by the Company bear to the total commissions received by you in respect of such offering (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), in each case as set forth on the cover page of the Prospectus Supplement or the applicable Pricing Supplement, as the case may be. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) You confirm that the statements with respect to the public offering of the Notes set forth in the fourth sentence of the last paragraph on the cover page of the Prospectus Supplement and the statements with respect to the resale of any Note at a discount in the first paragraph, and with respect to the market making activities of any Agent set forth in the fourth paragraph, under the caption "Plan of Distribution of Notes" therein are correct and complete and were furnished in writing to the Company by you for inclusion in the Registration Statement and the Prospectus.

          Section 8. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated by either the Company as to any of you or any of you, insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Purchaser, impracticable to market such Notes or (iv) the Company is unable to provide the legal opinion, certificate or accountant's letter required under Sections 5(d), 5(f) and 5(g), respectively, hereof.

          (c) In the event of any termination under Section 8(a) or 8(b) hereof, none of you shall have any liability to the Company and the Company shall not have any liability to any of you, except that (i) the Agents shall be entitled to any commission earned in accordance with the fourth paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) any of you as Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the Closing Date therefor has not occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Notes have been resold or delivered, as the case may be, and (iii) the covenants set forth in Sections 4(d) and 4(g) hereof, the indemnity and contribution agreements set forth in Section 7 hereof and the provisions of Sections 9 and 12 hereof shall remain in effect.

          Section 9. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof and will survive delivery of and payment for the Notes.

          Section 10. Notices. All communications hereunder and under any Terms Agreement will be in writing (which may be by telex or facsimile transmission) and effective only on receipt, and, if sent to any of you, will be mailed, delivered or transmitted and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at Pacific Telecom, Inc., 805 Broadway, Vancouver, Washington 98668, Attention of the Vice President and Treasurer, telephone: 360-696-6918, telecopy:
360-696-6974.

          Section 11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof and, to the extent provided in
Section 6 hereof, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder or thereunder.

          Section 12. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

                                       Very truly yours,

                                       Pacific Telecom, Inc.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Salomon Brothers Inc


By:
   --------------------------------------
   Name:
   Title:




-----------------------------------------
  Goldman, Sachs & Co.


Merrill Lynch, Pierce, Fenner
  & Smith Incorporated


By:
   --------------------------------------
   Name:
   Title:

                                 SCHEDULE I
                                 ----------


          The Company agrees to pay each of Salomon Brothers Inc
("Salomon"), Goldman, Sachs & Co. ("Goldman") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") a commission equal to the following percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent:



              Term                                     Commission Rate
              ----                                     ---------------

9 months to less than 12 months                              .125%
12 months to less than 18 months                             .150%
18 months to less than 2 years                               .200%
2 years to less than 3 years                                 .250%
3 years to less than 4 years                                 .350%
4 years to less than 5 years                                 .450%
5 years to less than 6 years                                 .500%
6 years to less than 7 years                                 .550%
7 years to less than 10 years                                .600%
10 years to less than 15 years                               .625%
15 years to less than 20 years                               .650%
20 years to less than 30 years                               .750%
30 years to less than 40 years                               .875%
40 years or more                                       Negotiated at the
                                                         time of sale


Address for Notice to you:

          Notices to Salomon shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department, telephone: 212-783-6848, telecopy: 212-783-2274.

          Notices to Goldman shall be directed to it at 85 Broad Street, New York, New York 10004, Attention of Medium-Term Note Desk, telephone:
212-902- 1482, telecopy: 212-902-0658.

          Notices to Merrill shall be directed to it at World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention of MTN Product Management,
telephone: 212-449-7476, telecopy: 212-449-2234.

                                                                   EXHIBIT A
                                                                   ---------





                           Pacific Telecom, Inc.

                        MEDIUM-TERM NOTES, SERIES C
                         ADMINISTRATIVE PROCEDURES
                               --------------


                               [_____], 1996


          The Medium-Term Notes, Series C (the "Notes") of Pacific Telecom, Inc. (the "Company") are to be offered on a continuing basis by the Company pursuant to a Selling Agency Agreement dated [_____], 1996 between each of Salomon Brothers Inc, Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agents of the Company (each an "Agent"), and the Company (the "Agency Agreement"). Unless otherwise defined herein, terms defined in the Indenture (as defined below) and the Notes shall be used herein as therein defined.

          Each Agent has agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. Each Agent, as principal, may purchase Notes for its own account pursuant to the terms of a Terms Agreement. The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Indenture dated as of September 20, 1991, as amended and supplemented, between The First National Bank of Chicago ("FNBC"), as trustee (the "Trustee"), and the Company (the "Indenture").

          Each Note will be represented by either (i) a Global Security (as defined under "Issuance" in Part I below) delivered to FNBC, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or (ii) a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its

Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase
Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. To the extent the administrative procedures are generally applicable to Book-Entry Notes and Certificated Notes, such administrative procedures are set forth in Part III hereof. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.


                                   PART I

                       Administrative Procedures for
                              Book-Entry Notes

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, FNBC will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations dated as of [_____], 1996 from the Company and FNBC to DTC and a Medium-Term Note Certificate Agreement dated May 26, 1989 between FNBC and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                On any date of settlement (as defined under
                         "Settlement" in Part III below) for one or more
                         Book- Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Regular Record Dates,
                         Interest Payment Period, Redemption Date and other redemption provisions, if any, Maturity Date and, in the case of Fixed Rate Notes, Interest Rate and, in the case of Floating Rate Notes, Initial
                         Interest Rate, Base Rate, Index Maturity, Interest
                         Reset Period, Interest Reset Dates, Spread or
                         Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any (collectively, the "Terms"). Each

                         Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and
                         (ii) following a consolidation of Global
                         Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor
                         Global Securities, regardless of the date of authentication of such resulting Global Security.
                         No Global Security will represent (i) both Fixed
                         Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification           Numbers: The Company and the Agents have arranged
                         with the CUSIP Service Bureau of Standard & Poor's
                         Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing
                         Book-Entry Notes. FNBC, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B".
                         DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. FNBC will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to FNBC and DTC.

Registration:            Global Securities will be issued only in fully
                         registered form without coupons. Each Global
                         Security will be registered in the name of CEDE &
                         CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry
                         Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be
                         accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:               FNBC may deliver to DTC and the CUSIP Service
                         Bureau at any time a written notice of
                         consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                         Outstanding Global Securities that represent (A)
                         Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                         Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security.
                         Upon receipt of such a notice, DTC will send to its participants (including FNBC) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, FNBC will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, FNBC will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Payments of Principal    Payment of Interest Only. Promptly after each Regular
and Interest:            Record Date, FNBC will deliver to the Company and
                         DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment
                         Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global
                         Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's
                         Corporation. The Company will pay to FNBC, as paying agent, the total amount of interest due on such Interest Payment Date (other than at
                         Maturity), and FNBC will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment
                         Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                         Payments at Maturity. On or about the first Business Day of each month, FNBC will deliver to the Company, DTC and the Trustee a written list of principal and interest to be paid on each Global Security at the Maturity thereof in the following month. FNBC, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding such Maturity. On or before such Maturity, the Company will pay to FNBC, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. FNBC will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, FNBC will deliver to the Trustee a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                         Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to FNBC in immediately available funds no later than Noon (New York City time) on such date. The Company will make such payment on such Global Securities by instructing FNBC to withdraw funds from an account maintained by the Company at FNBC or by wire transfer to FNBC. The Company will confirm any such instructions in writing to FNBC. Prior to 12:30 P.M. (New York City time) on the date of Maturity or as soon as possible thereafter, FNBC will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between FNBC and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Trustee or FNBC shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                         Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:   Settlement Procedures with regard to each Book-Entry
                         Note sold by the Company through any Agent, as agent, shall be as follows:

                         A.   The Presenting Agent (as defined under
                              "Preparation of Pricing Supplement" in Part
                              III below) will advise the Company by
                              telephone of the following settlement
                              information:

                              1.   Principal amount.

                              2.   Maturity Date.

                              3.   In the case of a Fixed Rate Book-Entry
                                   Note, the Interest Rate and, in the case of a Floating Rate

                                   Book-Entry Note, the Base Rate, Initial
                                   Interest Rate (if known at such time),
                                   Index Maturity, Interest Reset Period,
                                   Interest Reset Dates, Spread or Spread
                                   Multiplier (if any), Minimum Interest Rate
                                   (if any) and Maximum Interest Rate (if any).

                              4.   Interest Payment Dates and the Interest
                                   Payment Period.

                              5.   Redemption Date and other redemption
                                   provisions, if any.

                              6.   Settlement date.

                              7.   Price.

                              8.   Presenting Agent's commission,
                                   determined as provided in Section 2(a)
                                   of the Agency Agreement.

                              9.   Whether or not such Book-Entry Note is
                                   an Original Issue Discount Security and, if so, the total amount of original issue discount ("OID"), the yield to maturity and the initial accrual period OID.

                              10.  Such other terms as shall be applicable
                                   to the Note as agreed upon by the
                                   purchaser and the Company and not
                                   inconsistent with the Indenture.

                         B. FNBC will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Company by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. FNBC will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable.

                         C. FNBC will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation), the Presenting Agent and, upon request, the Trustee:

                              1.   The information set forth in Settlement
                                   Procedure "A".

                              2.   Identification as a Fixed Rate
                                   Book-Entry Note or a Floating Rate
                                   Book-Entry Note.

                              3.   Initial Interest Payment Date for such
                                   Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

                              4.   The Interest Payment Period.

                              5.   CUSIP number of the Global Security
                                   representing such Book-Entry Note.

                              6. Whether or not such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                         D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                         E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                         F.   DTC will credit such Book-Entry Note to
                              FNBC's participant account at DTC.

                         G. FNBC will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to FNBC's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit FNBC's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by FNBC to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) FNBC is holding such Global

                              Security pursuant to the Medium Term Note
                              Certificate Agreement between FNBC and DTC.

                         H.   The Presenting Agent will enter an SDFS
                              deliver order through DTC's Participant
                              Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                         I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         J. FNBC will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G", wire transfer to the account of the Company maintained at SeaFirst Bank, Seattle, Washington, funds available for immediate use in the amount transferred to FNBC in accordance with Settlement Procedure "G".

                         K.   The Presenting Agent will confirm the
                              purchase of such Book-Entry Note to the
                              purchaser either by transmitting to the
                              Participants with respect to such Book-Entry
                              Note a confirmation order or orders through DTC's instructional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures    For orders of Book-Entry Notes solicited by any
and Timetables:          Agent accepted by the Company for settlement on
                         the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure                              Time
                         ----------                             ----

                             A                11:00 A.M. on the sale date
                             B                12:00 Noon on the sale date
                             C                2:00 P.M. on the sale date
                             D                3:00 P.M. on the day before
                                              settlement
                             E                9:00 A.M. on the settlement date
                             F                10:00 A.M. on the settlement date
                             G-H              2:00 P.M. on the settlement date
                             I                4:45 P.M. on the settlement date
                             J-K              5:00 P.M. on the settlement date

                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A" and "B" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon, respectively, and Settlement Procedures "C" and "D" shall be completed as soon as practicable but no later than 2:00 P.M. and 3:00 P.M., respectively, on the Business Day before the settlement date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedures "I" and "J" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                         If settlement of a Book-Entry Note is rescheduled or canceled, FNBC will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

                         Failure to Settle: If FNBC fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", FNBC may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to FNBC's participant account. DTC will process the withdrawal message, provided that FNBC's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and FNBC will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such Global Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, FNBC will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes as to which there has been a withdrawal and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, FNBC will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or FNBC as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.


                                  PART II

              Administrative Procedures for Certificated Notes

          FNBC will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:                Each Certificated Note will be dated and issued as
                         of the date of its authentication by the Trustee.
                         Each Certificated Note will bear an Original Issue
                         Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue
                         Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:            Certificated Notes will be issued only in fully
                         registered form without coupons.

Transfers and            A Certificated Note may be presented for transfer or
Exchanges:               exchange at the principal corporate trust office of
                         the Trustee in Chicago at One First National
                         Plaza, Mail Suite 0126, Chicago, Illinois
                         60670-0126 or New York City at First Chicago Trust
                         Company of New York, 14 Wall Street, 8th Floor,
                         New York, New York 10005, Attention: Corporate
                         Trust Administration. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated
                         Notes will not be exchangeable for Book-Entry
                         Notes.

Payments of Principal    FNBC will pay the principal amount of each
and Interest:            Certificated Note at Maturity upon presentation of
                         such Certificated Note to FNBC. Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in funds available for immediate use by FNBC and in turn by the Holder of such Certificated Note. Certificated
                         Notes presented to FNBC at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on FNBC (or another Person appointed by FNBC) and mailed by FNBC to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of U.S. $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars.
                         Following each Regular Record Date and Special
                         Record Date, FNBC will furnish the Company and the Trustee with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. FNBC will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on a Maturity or
                         Redemption Date or otherwise) in the next month.

                         FNBC will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                         If any interest Payment Date for or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

Settlement Procedures:   Settlement Procedures with regard to each
                         Certificated Note sold by the Company through any Agent, as agent, shall be as follows:

                         A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                              1.   Name in which such Certificated Note is
                                   to be registered ("Registered Owner").

                              2.   Address of the Registered Owner and
                                   address for payment of principal and
                                   interest.

                              3.   Taxpayer identification number of the
                                   Registered Owner (if available).

                              4.   Principal amount.

                              5.   Maturity Date.

                              6. In the case of a Fixed Rate Certificated Note, the Interest Rate and, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                              7.   Interest Payment Dates and the Interest
                                   Payment Period.

                              8.   Specified Currency and whether or not
                                   the option to elect payment in a
                                   Specified Currency applies and if the
                                   Specified Currency is not U.S. dollars,
                                   the authorized denominations.

                              9.   Redemption Date and redemption
                                   provisions, if any.

                              10.  Settlement date.

                              11.  Price (including currency).

                              12.  Presenting Agent's commission,
                                   determined as provided in Section 2(a)
                                   of the Agency Agreement.

                              13. Whether or not such Certificated Note is an Original Issue Discount Security and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                              14.  Such other terms as shall be applicable
                                   to such Certificated Note as agreed upon by the purchaser and the Company and not inconsistent with the Indenture.

                         B. The Company will advise FNBC by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent.

                         C.   The Company will deliver to FNBC a
                              pre-printed four-ply
                              packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

                              1.   Certificated Note with customer
                                   confirmation.

                              2.   Stub One - For the Trustee.

                              3.   Stub Two - For the Presenting Agent.

                              4.   Stub Three - For the Company.

                         D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, and the Presenting Agent will acknowledge receipt of such Certificated Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Presenting Agent for payment to the account of the Company at SeaFirst Bank, Seattle, Washington, in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                         E.   The Presenting Agent will deliver such
                              Certificated Note (with the confirmation) to the purchaser thereof against payment in immediately available funds. The Presenting Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining Stub Two.

                         F. FNBC will send Stub Three to the Company by first-class mail.

Settlement Procedures    For orders of Certificated Notes solicited by any
Timetables:              Agent, as agent, and accepted by the Company,
                         Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                         Settlement
                         Procedure                        Time
                         ----------                       ----

                             A                 2:00 P.M. on the day before the
                                               settlement date
                             B-C               3:00 P.M. on the day before the
                                               settlement date
                             D                 2:15 P.M. on the settlement date
                             E                 3:00 P.M. on the settlement date
                             F                 5:00 P.M. on the settlement date

Failure to Settle: If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify the Company and FNBC by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or FNBC, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company and FNBC will make appropriate entries in its records.


                                  PART III

                  Administrative Procedures Applicable to
                  Book-Entry Notes and Certificated Notes

Maturities:              Each Note will mature on a date not less than nine
                         months after the settlement date for such Note.

Denominations:           Notes will be issued in principal amounts of U.S.
                         $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000.

Interest:                General. Interest, if any, on each Note will
                         accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Note, and will be calculated and paid in the manner described in such Note and in the Prospectus (as defined in the Agency
                         Agreement), as supplemented by the applicable
                         Pricing Supplement (as defined under "Preparation of Pricing Supplement" below). Unless otherwise specified therein, each payment of interest on a Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Notes that reset weekly, interest payments will include accrued interest to and including the Regular
                         Record Date immediately preceding the Interest
                         Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).
                         Interest payable at the Maturity of a Book-Entry
                         Note will be payable to the Person to whom the principal of such Book-Entry Note is payable. In the case of Book-Entry Notes, Standard & Poor's
                         Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" in Part I above in order to include the amount of any interest payable and certain other information regarding the related
                         Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                         Corporation.


                         Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                         Interest Payment Dates on Fixed Rate Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Notes will be made semiannually on March 1 and September 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date (unless the Company elects, in its sole discretion, to pay such interest on the first Interest Payment Date after the Original Issue Date and, if such Fixed Rate Note is a Book-Entry Note, such payment is made in accordance with DTC procedures).

                         Interest Payment Dates on Floating Rate Notes. Interest payments will be made on Floating Rate Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" in
                         Part I or II above, as the case may be; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" in Part I or II above, as the case may be; provided, however, that, if an Interest Payment Date for a Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Note, except in the case of a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; provided further, however, that, in the case of a Floating Rate Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date (unless the Company elects, in its sole discretion, to pay such interest on the first Interest Payment Date after the Original Issue Date and, if such Floating Rate Note is a Book-Entry Note, such payment is made in accordance with DTC procedures).


                         Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, FNBC will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Notes, FNBC as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest: Fixed Rate Notes. Interest on Fixed
                         Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                         Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Procedure for Rate       The Company and the Agents will discuss from time to
Setting and Posting:     time the aggregate principal amount of, the issuance
                         price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and           Unless otherwise instructed by the Company, each Agent
Rejection of Orders:     will advise the Company promptly by telephone of all
                         orders to purchase Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.
                         Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Notes and may reject any such orders in whole or in part.

Preparation of           If any order to purchase a Note is accepted by or on
Pricing Supplement:      behalf of the Company, the Company will prepare a
                         pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and will furnish one copy thereof (and additional copies if requested) to the Agent that presented the order
                         (the "Presenting Agent") at the addresses set forth in the next paragraph. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Note.

                         The Company will deliver a completed Pricing
                         Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:

                         If the Presenting Agent is Salomon Brothers Inc:

                              Salomon Brothers Inc
                              8800 Hidden River Parkway
                              Tampa, Florida 33637
                              Attention:  Enrique Castro
                              Telephone: 813-558-7165
                              Telecopy: 813-558-4123

                         If the Presenting Agent is Goldman, Sachs & Co.:

                              Goldman, Sachs & Co.
                              85 Broad Street
                              New York, New York 10004
                              Attention: Medium-Term Note Desk
                              Telephone: 212-902-1482
                              Telecopy: 212-902-0658

                         If the Presenting Agent is Merrill Lynch & Co.:

                              Merrill Lynch & Co.
                              Tritech Services
                              4 Corporate Place
                              Corporate Park 287
                              Piscataway, New Jersey  08854
                              Attention: Final Prospectus Unit/
                                         Nachman Kimerling
                              Telephone: 908-885-2769
                              Telecopy: 908-885-2774/5/6

                         also, for record keeping purposes, please send a copy to:

                              Merrill Lynch & Co.
                              Merrill Lynch, Pierce, Fenner &
                                  Smith Incorporated
                              Merrill Lynch World Headquarters
                              World Financial Center, North Tower
                              10th Floor
                              New York, New York  10281-1310
                              Attention:  MTN Product Management
                              Telephone: 212-449-7476
                              Telecopy:  212-449-2234

                              In each instance that a Pricing Supplement is prepared, the

                              Presenting Agent will affix the Pricing
                              Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.


Suspension of            Subject to the Company's representations,
Solicitation;            warranties and covenants contained in the Agency
Amendment or             Agreement, the Company Amendment or may instruct
Supplement:              the Agents to suspend at any time, for any period
                         of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                         In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and FNBC whether or not such orders may be settled and whether or not copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                         If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and FNBC with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act.

Procedures For           When the Company has determined to change the
Rate Changes:            interest rates of Notes being offered, it will
                         promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The
                         Agents will telephone the Company with
                         recommendations as
                         to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

Delivery of              A copy of the Prospectus and a Pricing Supplement
Prospectus:              relating to a Note must accompany or precede the
                         earliest of any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by the Agents between the time an order for a Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or its agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it. The Company will make such delivery if such Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:            For each order to purchase a Note solicited by any
                         Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:              The receipt by the Company of immediately available
                         funds in payment for a Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day that shall be no earlier than the next Business Day following the date of sale.

Trustee Not to           Nothing herein shall be deemed to require the
Risk Funds:              Trustee to risk or expend its own funds in
                         connection with any payment to the Company, the Agents or any purchaser or holder of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of          The Company will cause the Trustee to furnish the
Signatures:              Agents from time to time with the specimen
                         signatures of each of the Trustee's officers, employees or agents who has authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Payment of               Each Agent shall forward to the Company, on a
Expenses:                monthly basis, a statement of the out-of-pocket
                         expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising Costs:       The Company will determine with the Agents the
                         amount of advertising that may be appropriate in soliciting orders to purchase the Notes.
                         Advertising expenses will be paid by the Company.

Periodic Statements:     Periodically, FNBC will send to the Company a
                         statement setting forth the principal amount of Notes Outstanding as of that date and setting forth a brief description of any sales of Notes that the Company has advised FNBC but that have not yet been settled.

                                                                      EXHIBIT B
                                                                      ---------



                   FOREIGN CURRENCY AMENDMENT NO. [_____]
              TO SELLING AGENCY AGREEMENT DATED [_____], 1996
            ---------------------------------------------------

                     [Insert Title of Foreign Currency]

          The undersigned hereby agree that for the purposes of the issuance and sale of Notes denominated in [title of currency or currency unit] (the "Applicable Foreign Currency") pursuant to the Selling Agency Agreement dated [_____], 1996 between Pacific Telecom, Inc. and each of Salomon Brothers Inc, Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agency Agreement"), the following additions and modifications shall be made to the Agency Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Agency Agreement of all Notes denominated in the Applicable Foreign Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

          Except as otherwise expressly provided herein, all terms used herein that are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent or Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned Agent[s] for purposes of this Amendment.

          [Insert appropriate additions and modifications to the Agency Agreement (for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.).]


__________, 199_

Pacific Telecom, Inc.


By
  ---------------------------------
  Name:
  Title:

[Name(s) of Agent(s) participating in the offering of Notes in the Applicable Foreign Currency]

By
  ---------------------------------
  Name:
  Title:

                                                                      EXHIBIT C
                                                                      ---------


                                 AGREEMENT

                                                            ____________, 199_





[Name and address of agent]


          Re:  Medium-Term Notes, Series C
               Pricing Supplement Number: ___
               Settlement Date: ____________, 199_
               (See Attached Term Sheet)
               ------------------------------------

Ladies and Gentlemen:

          Reference is made to the Selling Agency Agreement dated [_____], 1996 between Pacific Telecom, Inc. (the "Company") and each of Salomon Brothers Inc, Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agreement") relating to up to $200,000,000 aggregate principal amount of Medium-Term Notes, Series C (the "Notes") to be offered from time to time by the Company. The provisions of the Agreement (a copy of which has been previously provided to each of you) are hereby incorporated by reference and each of the representations and warranties set forth therein shall be deemed to have been made to you as of the date hereof. Subject to the terms as set forth therein, the Company hereby appoints you as an Agent (as such term is defined in the Agreement) of the Company for the purposes of soliciting one offer to purchase Notes from the Company containing the terms as set forth in the above-referenced Pricing Supplement. This appointment is effective as to and extends only to the one transaction that you are presenting to the Company (see attached Term Sheet) and the Agreement shall automatically be terminated as to you upon the earlier to occur of (i) payment made in full to the Company for the Notes sold pursuant to the offer so presented and (ii) the Company or you determine not to proceed with such transaction. Upon such termination of the Agreement by the Company, neither you nor the Company shall have any liability to the other except as provided in those sections of the Agreement referenced in Section 8(c) thereof. You agree to be bound by, and comply with, all of the provisions of the Agreement applicable to Agents thereunder.

          [As a condition precedent to your obligation to consummate the transaction referred to above, you shall receive the following: (i) a certificate of the Company dated [insert recent date] pursuant to [Section 5(f)] [Section 4(i)] of the Agreement; (ii) the opinion or opinions of counsel dated [insert recent date or most recent periodic update] pursuant to [Sections 5(d) and 5(e)] [Section 4(j)] of the Agreement; (iii) a letter from Deloitte & Touche LLP dated [insert recent date or most recent periodic update] delivered pursuant to Section [Section 5(g)] [Section 4(k)] of the Agreement; and (iv) a copy of the resolutions adopted by the Company with respect to the form of Note evidencing the Notes described in the above-referenced Pricing Supplement certified by an officer of the Company.]*

          This letter will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                       Very truly yours,

                                       Pacific Telecom, Inc.



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



The foregoing letter is
hereby confirmed and accepted
as of the date hereof:



By:
   ------------------------------
   Name:
   Title:

-----------------------

* This provision is to be negotiated between the Company and such agent at the time of the trade.

                                                                      EXHIBIT D
                                                                      ---------






                           Pacific Telecom, Inc.

                        Medium-Term Notes, Series C

                 Due Nine Months or More from Date of Issue

                              TERMS AGREEMENT


                                                            ____________, 199_




Pacific Telecom, Inc.
805 Broadway
P.O. Box 9901
Vancouver, Washington 98668


Attention:

          Subject in all respects to the terms and conditions of the Selling Agency Agreement dated [_____], 1996 between you and each of Salomon Brothers Inc, Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agreement"), the undersigned agrees to purchase the following Notes:


Aggregate Principal Amount:   U.S. $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Specified Currencies:

Discount:                     % of Principal Amount

Purchase Price:               % of Principal Amount [plus accrued interest
                              from                           , 199 ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Sections 5(d),
5(e), 5(f) and 5(g)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(l) of the Agreement:


                                        [Purchaser]


                                        By: _________________________


Accepted:


By:
   --------------------
   Title:

                                                                      EXHIBIT E
                                                                      ---------






                               ACKNOWLEDGMENT
                               --------------

          The undersigned hereby acknowledges that [it] is the purchaser of U.S. $[__________] of Medium-Term Notes, Series C (the "Notes") of Pacific Telecom, Inc. (the "Company") and that [it] has been furnished with a Prospectus dated [_____], 1996 (as supplemented by a Prospectus Supplement dated [_____], 1996 and a Pricing Supplement dated _____) of the Company relating to the Notes. The undersigned hereby also acknowledges that none of Salomon Brothers Inc ("Salomon"), Goldman, Sachs & Co. ("Goldman") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") (or any affiliate thereof) has acted as agent or underwriter in connection with the sale of the Notes purchased by the undersigned and that none of Salomon, Goldman and Merrill (or any affiliate thereof) has made any offer or otherwise solicited the undersigned with respect to the Notes.

          IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment this ___ day of _____, 199_.

                                        [Name of company, if applicable]



                                        By
                                          -----------------------
                                          -----------------------
                                          [Title, if applicable]